Exhibit 99.4

MICHAEL K JEANES, CLERK

BY	/s/ D. J. Gable	DEP
FILED

07 APR 30 PM 4:42

PAID
8842865

Richard G. Himelrick, State Bar No. 004738

Salvador Ongaro, State Bar No. 017415

Frank R. Mead, State Bar No. 020577

THIRD FLOOR CAMELBACK ESPLANADE II

2525 EAST CAMELBACK ROAD

PHOENIX, ARIZONA 85016-4237

RGH@TBLAW.COM

SO@TBLAW.COM

FRM@TBLAW.COM

TELEPHONE: (602) 255-6000

FACSIMILE: (602) 255-0103

ROBBINS UMEDA & FINK, LLP

BRIAN J. ROBBINS

FELIPE J. ARROYO

ARSHAN AMIRI

610 West Ash Street, Suite 1800

San Diego, CA 92101

Telephone: (619) 525-3990

Facsimile: (619) 525-3991

[Additional counsel appear on signature page.]

Attorneys for Plaintiff

IN THE SUPERIOR COURT OF THE STATE OF ARIZONA

IN AND FOR THE COUNTY OF MARICOPA

C. ROBERT FARR, On Behalf of Himself	)	Case No. CV2007-007655
and All Others Similarly Situated,	)
)
Plaintiff,	)	SHAREHOLDER CLASS
	)	COMPLAINT FOR BREACH OF
vs.	)	FIDUCIARY DUTY
INTER-TEL, INC., NORMAN STOUT, ALEXANDER L. CAPPELLO, J. ROBERT ANDERSON, GERALD W. CHAPMAN, GARY D. EDENS, AGNIESZKA WINKLER, ROBERT RODIN, STEVEN E. KAROL, ANIL K. PURI, AND KENNETH L. URISH,	)
)
)
)
)
)
)
)
Defendants.	)
)

Plaintiff, by his attorneys, submits this Complaint Based upon Self Dealing and Breach of Fiduciary Duty (the “Complaint”) against the defendants named herein.

SUMMARY OF THE ACTION

1. This is a stockholder class action brought by plaintiff on behalf of the holders of Inter-Tel, Inc. (“Inter-Tel” or the “Company”) common stock against Inter-Tel and its senior officers and directors arising out of their attempts to provide certain Inter-Tel insiders and directors with preferential treatment in connection with their efforts to complete the sale of Inter-Tel to Mitel Networks Corporation (“Mitel”) (the “Acquisition”). This action seeks equitable relief only.

2. In pursuing the unlawful plan to squeeze out Inter-Tel’s public stockholders for grossly inadequate consideration, the defendants have breached their fiduciary duties of loyalty, due care, independence, candor, good faith and fair dealing, and have aided and abetted such breaches by Inter-Tel’s officers and directors. Instead of attempting to obtain the highest value reasonably available for the Company’s stockholders, defendants spent a substantial effort tailoring the Acquisition to meet the specific needs of Mitel.

3. Indeed, Mitel’s offer is for $25.60 per share—a premium of less than 5% compared to the Company’s trading price on April 16, 2007. This minor premium does not represent the maximized value that Inter-Tel’s shareholders are entitled to.

4. Moreover, defendants’ primary motivation for entering into the Acquisition appears to be to head off a power struggle between the Board of Directors (“Board”) and the Company’s largest shareholder and ex-Chief Executive Officer (“CEO”) Steven Mihaylo (“Mihaylo”). Just recently, during March 2007, Mihaylo noticed the Board that he intended to present sweeping shareholder resolutions designed to increase his control over the Company.

5. Because defendants dominate and control the business and corporate affairs of Inter-Tel and are in possession of private corporate information concerning Inter-Tel’s assets, business and future prospects, there exists an imbalance and disparity of knowledge and economic power between them and the public shareholders of Inter-Tel, which makes it inherently unfair for them to pursue any proposed transaction wherein they will reap disproportionate benefits to the exclusion of maximizing stockholder value.

6. In short, the Acquisition is designed to unlawfully divest Inter-Tel’s public stockholders of their holdings without providing them the maximized value they are entitled to. Defendants know that these assets will continue to produce substantial revenue and earnings.

JURISDICTION AND VENUE

7. This Court has jurisdiction over the cause of action asserted herein under Ariz. R. Civ. P. 4.2(a) and under A.R.S. §12-123 because this case is a cause not given by statute to other trial courts. This Court has jurisdiction over each defendant named herein because each defendant is either a corporation that conducts business in and maintains operations in Maricopa County, or is an individual who has sufficient minimum contacts with Arizona so as to render the exercise of jurisdiction by the Arizona courts permissible under traditional notions of fair play and substantial justice.

8. Venue is proper in this Court because one or more of the defendants either resides in or maintains executive offices in Maricopa County, a substantial portion of the transactions and wrongs complained of herein, including the defendants’ primary participation in the wrongful acts detailed herein and aiding and abetting and conspiracy in violation of fiduciary duties owed to Inter-Tel occurred in Maricopa County, and defendants have received substantial compensation in Maricopa County by doing business here and engaging in numerous activities that had an effect in Maricopa County.

PARTIES

9. Plaintiff C. Robert Farr is, and at all times relevant hereto was, a shareholder of Inter-Tel.

10. Defendant Inter-Tel, a Delaware corporation, provides converged voice and data business communications systems; related networking applications; and presence management, collaboration, and messaging applications.

11. Defendant Norman Stout (“Stout”) is Inter-Tel’s CEO. Stout is also an Inter-Tel director.

12. Defendant Alexander L. Cappello (“Capppello”) is Inter-Tel’s Chairman.

13. Defendant J. Robert Anderson (“Anderson”) is an Inter-Tel director.

14. Defendant Gerald W. Chapman (“Chapman”) is an Inter-Tel director.

15. Defendant Gary D. Edens (“Edens”) is an Inter-Tel director.

16. Defendant Agnieszka Winkler (“Winkler”) is an Inter-Tel director.

17. Defendant Robert Rodin (“Rodin”) is an Inter-Tel director.

18. Defendant Steven E. Karol (“Karol”) is an Inter-Tel director.

19. Defendant Anil K. Puri (“Puri”) is an Inter-Tel director.

20. Defendant Kenneth L. Urish (“Urish”) is an Inter-Tel director.

21. The defendants named above in ¶¶11-20 are sometimes collectively referred to herein as the “Individual Defendants.”

DEFENDANTS’ FIDUCIARY DUTIES

22. Under Delaware law, in any situation where the directors of a publicly traded corporation undertake a transaction that will result in either: (i) a change in corporate control; or (ii) a break up of the corporation’s assets, the directors have an affirmative fiduciary obligation to obtain the highest value reasonably available for the corporation’s shareholders, and if such transaction will result in a change of corporate control, the shareholders are entitled to receive a significant premium. To diligently comply with these duties, the directors and/or officers may not take any action that:

(a) adversely affects the value provided to the corporation’s shareholders;

(b) will discourage or inhibit alternative offers to purchase control of the corporation or its assets;

(c) contractually prohibits themselves from complying with their fiduciary duties;

(d) will otherwise adversely affect their duty to search and secure the best value reasonably available under the circumstances for the corporation’s shareholders; and/or

(e) will provide the directors and/or officers with preferential treatment at the expense of, or separate from, the public shareholders.

23. In accordance with their duties of loyalty and good faith, the defendants, as directors and/or officers of Inter-Tel, are obligated under Delaware law to refrain from:

(a) participating in any transaction where the directors’ or officers’ loyalties are divided;

(b) participating in any transaction where the directors or officers receive, or are entitled to receive, a personal financial benefit not equally shared by the public shareholders of the corporation; and/or

(c) unjustly enriching themselves at the expense or to the detriment of the public shareholders.

24. Plaintiff alleges herein that defendants, separately and together, in connection with the Acquisition, are knowingly or recklessly violating their fiduciary duties, including their duties of loyalty, good faith and independence owed to plaintiff and other public shareholders of Inter-Tel. Defendants stand on both sides of the transaction, are engaging in self dealing, are obtaining for themselves personal benefits, including personal financial benefits not shared equally by plaintiff or the Class, and choosing not to provide shareholders with all information necessary to make an informed decision in connection with the Acquisition. As a result of defendants’ self dealing and divided loyalties, neither plaintiff nor the Class will receive adequate or fair value for their Inter-Tel common stock in the proposed Acquisition.

25. Because defendants are knowingly or recklessly breaching their duties of loyalty, good faith and independence in connection with the Acquisition, the burden of proving the inherent or entire fairness of the Acquisition, including all aspects of its negotiation, structure, price and terms, is placed upon defendants as a matter of law.

THE ONGOING POWER STRUGGLE BETWEEN

MIHAYLO AND THE BOARD

26. During June 2006, Mihaylo, Inter-Tel’s founder, former chairman and CEO attempted a takeover of the Company with the aid of a private investment company. Mihaylo’s efforts were blocked by the Board, who refused to approve Mihaylo’s bid.

27. Refusing to give up, on March 2, 2007, Mihaylo noticed the Company that he intended to introduce a number of sweeping shareholder proposals at the Company’s next annual meeting. These proposals, coming under the guise of increasing shareholder value, included a proposal to reduce the size of the board from 11 to 7 members to reduce costs (thus increasing Mihaylo’s controlled board seats from 3 our of 11 to 3 out of 7) as well as a proposal for the Company to conduct a self-tender offer to return value to the Company’s shareholders (thus increasing Mihaylo’s 20% stake in the Company).

28. In response, the Individual Defendants concocted a scheme to sell off the Company and thus head off Mihaylo’s plans. Unfortunately, in their haste, the Individual Defendants failed to ensure that the Company’s shareholders would receive the maximized value that they are entitled to.

THE ACQUISITION

29. On April 26, 2007, Inter-Tel and Mitel jointly issued the following press release that announced the sale of Inter-Tel to Mitel:

Mitel Networks Corporation and Inter-Tel (Delaware) Incorporated, today announced they have signed a definitive merger agreement whereby Mitel will acquire Inter-Tel, a full-service provider of business communications solutions for US$25.60 per Inter-Tel share in cash, representing a total purchase price of approximately US$723 million.

Once completed, the merger creates a market leader in the US and UK SMB IP communications industry, the fastest growing sector of the IP communications market. The private company will have two trusted, customer focused brands and anticipated revenues of over US$800 million, twice those of Mitel today.

“We believe that this transaction will deliver superior value to Inter-Tel’s stockholders, and Mitel is the right partner to create additional growth opportunities for our employees and provide exceptional products and services to our customers for the long-term” said Alexander Cappello, Chairman of the Board of Inter-Tel.

“I believe this is a great fit and a win-win for all involved,” said Terence H. Matthews, Chairman of Mitel. “These are two entrepreneurial companies with the agility, flexibility and drive to win in the global market.”

The merger combines the strengths of Inter-Tel and Mitel in the IP communications market, providing increased scale to extend their leadership in the SMB sector and expand into the large business IP communications market. The combined company will bring together Mitel’s extensive global reach and Inter-Tel’s strong network across the US creating a formidable industry player.

“By bringing together the unique strengths of each company, this transaction accelerates our growth strategy,” said Mitel CEO Don Smith. “Inter-Tel’s achievements, particularly in North America, include creating successful managed service offerings that we intend to extend to Mitel’s resellers and customers worldwide. Mitel’s scalable solutions and broad geographic reach will drive growth in the large enterprise sector complementing recent moves by Inter-Tel to expand its addressable market. We believe the merger will deliver value to customers, channel partners, employees and shareholders while making us the clear choice for new clients.”

“We believe this is an outstanding transaction for our stakeholders,” said Inter-Tel CEO Norman Stout. “Mitel and Inter-Tel have state-of-the-art products and complementary channels to market. In particular, we are excited about the opportunities this partnership represents for Inter-Tel’s associates and partners, who we believe will benefit from being part of a larger, growing and dynamic organization that can compete more effectively in the marketplace. We look forward to working with the Mitel team to ensure a rapid and seamless transition.”

The combined company, including Inter-Tel international subsidiaries such as Inter-Tel Europe, Swan Solutions and Lake Communications, will have solutions to address the needs of very small to large businesses globally. It will have market coverage in over 90 countries and customers in industries such as finance, healthcare, hospitality, retail, government and education.

The merger brings together two extensive product portfolios with strengths in unified communications, networking, management and applications such as messaging, contact centers, mobility and collaboration. Each company’s commitment to open industry standards, such as SIP, XML and CSTA, will enable the accelerated introduction of new and innovative business solutions. Partners who have developed solutions compatible with both companies’ products are expected to see a more compelling opportunity to extend their value proposition.

“Having rapidly achieved the next step in our long-term growth plans with this merger, we will for the near-term, withdraw Mitel from the IPO registration process,” said Don Smith. “We look forward to working with the Inter-Tel team to accelerate our position in the dynamic unified communications market.”

The boards of directors of both companies have approved the transaction and it is subject to the approval of Inter-Tel stockholders and other customary closing conditions, including regulatory approvals. The transaction is expected to close in the third quarter of 2007.

The transaction is being funded by a combination of equity and debt. The equity component is being led by Francisco Partners with participation by Morgan Stanley Principal Investments (“MSPI”). The debt funding is being arranged by Morgan Stanley on behalf of Mitel. Morgan Stanley was the financial advisor to Mitel. In addition, Genuity Capital Markets was the independent financial advisor to the board of Mitel with respect to the transaction. UBS Investment Bank was the financial advisor to Inter-Tel.

30. The Acquisition includes a $20 million termination fee that will foreclose superior bids for the Company.

SELF-DEALING

31. By reason of their positions with Inter-Tel, the Individual Defendants are in possession of non-public information concerning the financial condition and prospects of Inter-Tel, and especially the true value and expected increased future value of Inter-Tel and its assets, which they have not disclosed to Inter-Tel’s public stockholders. Moreover, despite their duty to maximize shareholder value, the defendants have clear and material conflicts of interest and are acting to better their own interests at the expense of Inter-Tel’s public shareholders.

32. The proposed sale is wrongful, unfair and harmful to Inter-Tel’s public stockholders, and represents an effort by defendants to aggrandize their own financial position and interests at the expense of and to the detriment of Class members. Specifically, defendants are attempting to deny plaintiff and the Class their shareholder rights via the sale of Inter-Tel on terms that do not adequately value the Company. Accordingly, the Acquisition will only benefit defendants and Mitel.

33. In light of the foregoing, the Individual Defendants must, as their fiduciary obligations require:

•	Withdraw their consent to the sale of Inter-Tel and allow the shares to trade freely – without impediments;

•	Act independently so that the interests of Inter-Tel’s public stockholders will be protected;

•

Adequately ensure that no conflicts of interest exist between defendants’ own interests and their fiduciary obligation to maximize stockholder value or, if such conflicts exist, to ensure that all conflicts be resolved in the best interests of Inter-Tel’s public stockholders; and

•	Consider alternatives to the proposed Acquisition including the solicitation of bids from interested parties to assure that the Company’s shareholders are receiving the maximum value for their shares.

DEFENDANTS FAILED TO MAXIMIZE SHAREHOLDER VALUE

34. The Acquisition offers $25.60 per share to the Company’s shareholders—a premium of less than 5% compared to the Company’s trading price on April 16, 2007.

Moreover, this offer comes after a number of reports of favorable earnings for Inter-Tel. Specifically, during February 2007, Inter-Tel announced strong earnings of .90 cents per share for fiscal 2006 compared to earnings of .66 cents per share for fiscal 2005—a 36% increase in earnings.

35. Inter-Tel’s stock price has reflected the Company’s increasing earnings potential as reflected in the following chart:

36. Moreover, Inter-Tel’s strong share performance will continue. In response to the Company’s strong earnings posting for fiscal 2007, analyst firm BOE Research Services, Inc. raised its intrinsic value estimate of the Company to $27 per share. Further, on April 23, 2007, Inter-Tel announced a new version of its Axxess Converged Communications System software (“Axxess”) that will be accretive to earnings. Unfortunately, the Acquisition does not fairly value Axxess or the Company’s remaining assets.

37. Thus, as a result of defendants’ conduct, Inter-Tel’s public stockholders have been and will continue to be denied the fair process and arm’s-length negotiated terms to which they are entitled in a sale of their Company. In order to meet their fiduciary duties, defendants are obligated to maximize shareholder value, not structure a preferential deal for themselves. The proposed Acquisition, as structured, does not represent the maximized value that Inter-Tel shareholders are entitled to.

CLASS ACTION ALLEGATIONS

38. Plaintiff brings this action on his own behalf and as a class action on behalf of all holders of Inter-Tel stock who are being and will be harmed by defendants’ actions described below (the “Class”). Excluded from the Class are defendants herein and any person, firm, trust, corporation, or other entity related to or affiliated with any defendants.

39. This action is properly maintainable as a class action.

40. The Class is so numerous that joinder of all members is impracticable. According to Inter-Tel’s Securities and Exchange Commission filings, there were more than 27 million shares of Inter-Tel common stock outstanding as of March 8, 2007.

41. There are questions of law and fact which are common to the Class and which predominate over questions affecting any individual Class member. The common questions include, inter alia, the following:

(a) whether the Individual Defendants have breached their fiduciary duties of undivided loyalty, independence or due care with respect to plaintiff and the other members of the Class in connection with the Acquisition;

(b) whether the defendants are engaging in self dealing in connection with the Acquisition;

(c) whether the defendants have breached their fiduciary duty to secure and obtain the best price reasonable under the circumstances for the benefit of plaintiff and the other members of the Class in connection with the Acquisition;

(d) whether the defendants are unjustly enriching themselves and other insiders or affiliates of Inter-Tel;

(e) whether the defendants have breached any of their other fiduciary duties to plaintiff and the other members of the Class in connection with the Acquisition, including the duties of good faith, diligence, honesty and fair dealing;

(f) whether the defendants have breached their fiduciary duties of candor to plaintiff and the other members of the Class in connection with the Acquisition by failing to disclose all material information concerning the Acquisition;

(g) whether the defendants, in bad faith and for improper motives, have impeded or erected barriers to discourage other strategic alternatives including offers from interested parties for the Company or its assets; and

(h) whether plaintiff and the other members of the Class would be irreparably harmed were the transactions complained of herein consummated.

42. Plaintiff’s claims are typical of the claims of the other members of the Class and plaintiff does not have any interests adverse to the Class.

43. Plaintiff is an adequate representative of the Class, has retained competent counsel experienced in litigation of this nature and will fairly and adequately protect the interests of the Class.

44. The prosecution of separate actions by individual members of the Class would create a risk of inconsistent or varying adjudications with respect to individual members of the Class which would establish incompatible standards of conduct for the party opposing the Class.

45. Plaintiff anticipates that there will be no difficulty in the management of this litigation. A class action is superior to other available methods for the fair and efficient adjudication of this controversy.

46. Defendants have acted on grounds generally applicable to the Class with respect to the matters complained of herein, thereby making appropriate the relief sought herein with respect to the Class as a whole.

CAUSE OF ACTION

Claim for Breach of Fiduciary Duties Against All Defendants

47. Plaintiff repeats and realleges each allegation set forth herein.

48. The Individual Defendants have knowingly and recklessly and in bad faith violated fiduciary duties of care, loyalty, good faith, candor and independence owed to the public shareholders of Inter-Tel and have acted to put their personal interests ahead of the interests of Inter-Tel’s shareholders.

49. By the acts, transactions and courses of conduct alleged herein, the defendants, individually and acting as a part of a common plan, are attempting to unfairly deprive plaintiff and other members of the Class of the true value of their investment in Inter-Tel.

50. The Individual Defendants have knowingly or recklessly and in bad faith violated their fiduciary duties by entering into a transaction with Inter-Tel without regard to the fairness of the transaction to Inter-Tel’s shareholders and by failing to disclose all material information concerning the Acquisition to such shareholders.

51. As demonstrated by the allegations above, the defendants breached their duties of loyalty, good faith, candor and independence owed to the shareholders of Inter-Tel because, among other reasons:

(a) they failed to take steps to maximize the value of Inter-Tel to its public shareholders and they took steps to avoid competitive bidding, to cap the price of Inter-Tel’s stock and to give the Individual Defendants an unfair advantage and purposefully avoiding a proper auction, by, among other things, failing to solicit other potential acquirers or alternative transactions;

(b) they failed to properly value Inter-Tel;

(c) they ignored or did not protect against the numerous conflicts of interest resulting from the directors’ own interrelationships or connection with the Acquisition; and

(d) they failed to disclose all material information that would permit Inter-Tel’s stockholders to cast a fully informed vote on the Acquisition.

52. Because the Individual Defendants dominate and control the business and corporate affairs of Inter-Tel, and are in possession of private corporate information concerning Inter-Tel’s assets, business and future prospects, there exists an imbalance and disparity of knowledge and economic power between them and the public shareholders of Inter-Tel which makes it inherently unfair for them to pursue any proposed transaction wherein they will reap disproportionate benefits to the exclusion of maximizing stockholder value.

53. By reason of the foregoing acts, practices and course of conduct, the Individual Defendants have knowingly or recklessly and in bad faith failed to exercise ordinary care and diligence in the exercise of their fiduciary obligations toward plaintiff and the other members of the Class.

54. Defendant Inter-Tel aided and abetted the Individual Defendants’ breaches of fiduciary duties.

55. Unless enjoined by this Court, the defendants will continue to breach their fiduciary duties owed to plaintiff and the Class, and may consummate the proposed Acquisition which will exclude the Class from its fair share of Inter-Tel’s valuable assets and businesses, and/or benefit them in the unfair manner complained of herein, all to the irreparable harm of the Class. Moreover, unless the Acquisition is enjoined by the Court, defendants will not engage in arm’s-length negotiations on the Acquisition terms, and will not supply to Inter-Tel’s stockholders sufficient information to enable them to cast informed votes on the Acquisition and may consummate the Acquisition, all to the irreparable harm of plaintiff and the members of the Class.

56. The Individual Defendants are engaging in self-dealing, are not acting in good faith toward plaintiff and the other members of the Class, and have breached and are breaching their fiduciary duties to the members of the Class.

57. Plaintiff and the members of the Class have an inadequate remedy at law. Only through the exercise of this Court’s equitable powers can plaintiff and the Class be fully protected from the immediate and irreparable injury which defendants’ actions threaten to inflict.

PRAYER FOR RELIEF

WHEREFORE, plaintiff demands injunctive relief, in his favor and in favor of the Class and against defendants as follows:

A. Declaring that this action is properly maintainable as a class action;

B. Declaring and decreeing that the Acquisition agreement was entered into in breach of the fiduciary duties of defendants and is therefore unlawful and unenforceable;

C. Enjoining defendants, their agents, counsel, employees and all persons acting in concert with them from consummating the Acquisition, unless and until the Company adopts and implements a procedure or process to obtain the highest possible value for shareholders;

D. Directing defendants to exercise their fiduciary duties to obtain a transaction which is in the best interests of Inter-Tel’s shareholders until the process for the sale or auction of the Company is completed and the highest possible value is obtained;

E. Rescinding, to the extent already implemented, the Acquisition or any of the terms thereof;

F. Imposition of a constructive trust, in favor of plaintiff and the members of the class, upon any benefits improperly received by defendants as a result of their wrongful conduct;

G. Awarding plaintiff the costs and disbursements of this action, including reasonable attorneys’ and experts’ fees; and

H. Granting such other and further equitable relief as this Court may deem just and proper.

DATED: April 30, 2007	TIFFANY & BOSCO, P.A.

/s/ Frank R. Mead
	By:	Richard G. Himelrick Salvador Ongaro Frank R. Mead Third Floor Camelback Esplanade II 2525 East Camelback Road Phoenix, Arizona 85016-4273 Telephone: (602) 255-6000 Facsimile: (602) 255-0103

ROBBINS UMEDA & FINK, LLP
BRIAN J. ROBBINS
FELIPE J. ARROYO
ARSHAN AMIRI
610 West Ash Street, Suite 1800
San Diego, CA 92101
Telephone: (619) 525-3990
Facsimile: (619) 525-3991

LERACH COUGHLIN STOIA GELLER
    RUDMAN & ROBBINS LLP
DARREN J. ROBBINS
RANDALL J. BARON
A. RICK ATWOOD, JR.
655 West Broadway, Suite 1900
San Diego, C A 92101
Telephone: (619) 231-1058
Facsimile: (619) 231-7423

LAW OFFICES OF ALFRED G. YATES, JR.
ALFRED G. YATES, JR.
519 Allegheny Building
429 Forbes Avenue
Pittsburgh, PA 15219-1649
Telephone: (412) 391-5164
Facsimile: (412) 471-1033

Attorneys for Plaintiff